Exhibit 23.1

[Letterhead of Snodgrass]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (Nos. 333-163761 and 333-157524) on Form S-8 of ESSA Bank & Trust 401(k) Plan of our report dated June 27, 2012, relating to the financial statements and supplemental schedule of the ESSA Bank & Trust 401(k) Plan, which appears in this Annual Report of Form 11-K of ESSA Bank & Trust 401(k) Plan for the year ended December 31, 2011.

/s/ S.R. Snodgrass, A.C.

Wexford, Pennsylvania
June 27, 2012